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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of America's Senior Financial Services, Inc. on Form SB-2 of our reports, as listed below, appearing in the Prospectus, which is part of this Registration Statement:

     1. Our Independent Auditors' Report dated March 12, 1999 on the 1998 and 1997 consolidated financial statements of Jupiter Mortgage Corporation.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Wisneski, Blakiston & Leslie, P.A.
Wisneski, Blakiston & Leslie, P.A.
Certified Public Accountants

Jupiter, Florida
November 13, 2000